EXHIBIT 23.1



CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Registration Statement No. 333-10123 on Form S-3 dated September 27, 1996 (which also incorporates Post-Effective Amendment No. 1 to Registration Statement No. 33-49719); Registration Statement No. 33-35006 on Form S-3 dated May 25, 1990; Registration Statement No. 33-34655 on Form S-8 dated April 24, 1990, as amended by Post Effective Amendment No. 1; Registration Statement No. 33-47336 on Form S-8 dated April 21, 1992, (which also serves as Post Effective Amendment No. 2 to Registration Statement No. 33-34655), as amended by Post Effective Amendment No. 2; Registration Statement No. 2-77160 on Form S-8 dated May 14, 1982, as amended by Post Effective Amendment No. 9; Registration Statement No. 33-39989 on Form S-8 dated April 16, 1991 and Registration Statement No. 33-47335 on Form S-8 dated April 21, 1992 (which also serves as Post Effective Amendment No. 1 to Registration Statement No. 33-39989), of our report dated February 4, 1997, included herein, with respect to the Consolidated Financial Statements and schedules of Providian Corporation included or incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 1996.


ERNST & YOUNG LLP


Louisville, Kentucky
March 24, 1997